EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value US$0.001, of China Kanghui Holdings, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

Dated: February 1, 2011

CDH Venture Capital Limited

By:	/s/ Kiang Hua Lew
Name:	Kiang Hua Lew
Title:

CDH Venture Partners, L.P.

By:	/s/ William Hsu
Name:	William Hsu
Title:	Director of the General Partner of CDH Venture Partners, L.P.

CDH Venture GP I Company Limited

By:	/s/ William Hsu
Name:	William Hsu
Title:	Director

WANG GONGQUAN

By:	/s/ Wang Gongquan